UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2017

Galenfeha, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-188800	46-2283393
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

420 Throckmorton Street, Suite 200	76102
Ft. Worth, Texas 76102	(Zip Code)
(Address of principal executive offices)

(800) 280-2404
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d -2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 21, 2017 Galenfeha entered into a non-binding Letter of Intent to purchase Additive Manufacturing, LLC for a cash purchase of $14,000,000. Full details of the Letter of Intent can be found as Exhibit 99.1 attached to this form.

Item 1.02 Termination of a Material Definitive Agreement

On July 15, 2016 Galenfeha management entered into a Consulting Agreement with Asher Oil & Gas Exploration in Natchez, Mississippi; and Lane Murray, of Jackson, Mississippi. The terms of this agreement included a $50,000 non-refundable retainer, as well as 1,000,000 shares of Galenfeha, Inc. (GLFH) common stock, to be issued in four quarterly installments. As of December 31, 2016, the consultants had received the retainer and a total of 500,000 shares of Galenfeha, Inc. common stock, per the agreement.

On January 18, 2017 the company extinguished the remainder of this agreement with a one-time payment to the consultants of $40,000, which included the cancellation of any additional stock issuance, and the return of the 500,000 shares of Galenfeha common stock previously issued in Quarters 3 and 4 of 2016.

As of the date of this filing, this consulting agreement has been extinguished; the 500,000 shares of Galenfeha, Inc. common stock have been returned and cancelled; and no further stock will be issued pursuant to this agreement. Full details of the Termination of this consulting agreement can be found as Exhibit 99.2 attached to this form.

Item 2.01 Completion of Acquisition or Disposition of Assets

On August 23, 2016, Galenfeha management entered into an agreement with Kevin L. Wilson for a bridge loan of $350,000 collateralized with the company’s Daylight Pump inventory. On January 20, 2017, Galenfeha entered into an agreement to sell its entire Daylight Pump inventory to SouthVest BDC, LLC for a cash selling price of $400,000. A majority of the proceeds of this sale will be used to repay the note payable entered into with Kevin L. Wilson for $350,000 plus accrued interest. Full details of the disposition of these assets can be found as Exhibit 99.3 attached to this form.

Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

On January 20, 2017 an offer was extended to Mr. Ron Barranco for the position of Chief Technology Officer. Mr. Barranco accepted this position on January 20, 2017. Mr. Barranco’s acceptance letter can be found as Exhibit 99.4 attached to this form.

Exhibit Table:

Exhibit 99.1	Letter of Intent Additive Manufacturing, LLC
Exhibit 99.2	Termination Agreement Asher Oil & Gas
Exhibit 99.3	Daylight Pump Sale
Exhibit 99.4	Ron Barranco Employment Offer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2017

GALENFEHA, INC.

/s/ James Ketner
James Ketner
President/CEO